                                                                     EXHIBIT 11

                                  COMPUSA INC.

                                 COMPUTATIONS OF
                  INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                      (in thousands, except per share data)

                                                                          THIRTEEN WEEKS ENDED
                                                                      ----------------------------
                                                                      SEPTEMBER 26,  SEPTEMBER 27,
                                                                          1998           1997
                                                                      -------------  -------------
Common shares issued at beginning of period..........................      93,373         91,763
Weighted average number of common shares issued during the period....         377            213
Weighted treasury shares during the period...........................      (2,507)          (317)
                                                                      -----------    -----------

Weighted average common shares.......................................      91,243         91,659
Incremental shares related to assumed exercise of stock options......       1,798          3,855
                                                                      -----------    -----------

Weighted average common shares assuming dilution.....................      93,041         95,514
                                                                      -----------    -----------
                                                                      -----------    -----------
Net income........................................................... $     8,140    $    23,459

Basic earnings per share............................................. $      0.09    $      0.26
Diluted earnings per share........................................... $      0.09    $      0.25



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